CONSENT OF INDEPENDENT AUDITOR
EXHIBIT 23.1


                    Capraro, Centofranchi, Kramer & Co, P.C.



         We consent to the incorporation by reference in the registration statement of Thermaltec International Corp.. (the "Company") on Form S-8 of our report dated December 12, 2000, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 2000, and for each of the years in the two year period ended December 31, 2000, which report is included in the Company's Annual Report on Form 10-KSB.



/s/ Capraro, Centofranchi, Kramer & Co, P.C.

South Huntington, New York
August 23, 2001